Exhibit 99.1

Alphabet Announces First Quarter 2019 Results
MOUNTAIN VIEW, Calif. – April 29, 2019 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended March 31, 2019.
"We delivered robust growth led by mobile search, YouTube, and Cloud with Alphabet revenues of $36.3 billion, up 17% versus last year, or 19% on a constant currency basis," said Ruth Porat, Chief Financial Officer of Alphabet and Google. "We remain focused on, and excited by, the significant growth opportunities across our businesses."
Q1 2019 financial highlights
The table below provides summary data to facilitate comparison of current quarter performance to prior period given the announcement on March 20, 2019 by the European Commission (EC) of its decision that certain contractual provisions in agreements that Google had with AdSense for Search partners infringed European competition law and the associated €1.5 billion ($1.7 billion as of March 31, 2019) fine.

Q1 2019 summary results
	Including Fine (GAAP)	Excluding Fine
Revenues	$36,339	$36,339
Operating income	$6,608	$8,305
Operating margin	18%	23%
Net income	$6,657	$8,339
Diluted EPS	$9.50	$11.90
The following summarizes our consolidated financial results for the quarters ended March 31, 2018 and 2019 (in millions, except for per share information, percentages, and number of employees; unaudited), reported on a GAAP basis including the effect of the EC fine:

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2019
Revenues	$31,146	$36,339
Increase in revenues year over year	26%	17%
Increase in constant currency revenues year over year	23%	19%

Operating income	$7,633	$6,608
Operating margin	25%	18%

Other income (expense), net	$2,910	$1,538

Net income	$9,401	$6,657
Diluted EPS	$13.33	$9.50
Diluted shares (in thousands)	705,134	700,879

Effective tax rate	11%	18%
Number of employees	85,050	103,459

Q1 2019 supplemental information (in millions, except for percentages; unaudited)
Segment revenues and operating results

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2019
Google properties revenues	$21,998	$25,682
Google Network Members' properties revenues	4,644	5,038
Google advertising revenues	26,642	30,720
Google other revenues	4,354	5,449
Google segment revenues	$30,996	$36,169
Other Bets revenues	$150	$170

Google operating income*	$8,368	$9,325
Other Bets operating loss	($571)	($868)
*The EC fine is included in reconciling items for the three months ended March 31, 2019 as it is not allocated to Google for segment reporting purposes.
Traffic acquisition costs (TAC) to Google Network Members and distribution partners

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2019
TAC to Google Network Members	$3,386	$3,477
TAC to Google Network Members as % of Google Network Members' properties revenues	73%	69%
TAC to distribution partners	$2,902	$3,383
TAC to distribution partners as % of Google properties revenues	13%	13%
Total TAC	$6,288	$6,860
Total TAC as % of Google advertising revenues	24%	22%
Monetization metrics information

	Change from Q1 2018 to Q1 2019 (YoY)	Change from Q4 2018 to Q1 2019 (QoQ)
Paid clicks on Google properties	39%	(9)%
Cost-per-click on Google properties	(19)%	5%

Impressions on Google Network Members' properties	6%	5%
Cost-per-impression on Google Network Members' properties	1%	(14)%
Webcast and conference call information
A live audio webcast of our first quarter 2019 earnings release call will be available at http://abc.xyz/investor. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the

year ended December 31, 2018, as amended, which is on file with the SEC and is available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. All information provided in this release and in the attachments is as of April 29, 2019. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: operating income, excluding the EC fine; operating margin, excluding the EC fine; net income, excluding the EC fine; diluted earnings per share, excluding the EC fine; free cash flow; constant currency revenues; and constant currency revenue growth. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities or our operating performance excluding extraordinary fines. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," "Reconciliation from net cash provided by operating activities to free cash flow" and "Reconciliation from GAAP revenues to non-GAAP constant currency revenues" included at the end of this release.
Contact
Investor relations                    Media
investor-relations@abc.xyz                press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value per share amounts)

	December 31, 2018	March 31, 2019
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,701	$19,148
Marketable securities	92,439	94,340
Total cash, cash equivalents, and marketable securities	109,140	113,488
Accounts receivable, net of allowance of $729 and $761	20,838	19,149
Income taxes receivable, net	355	111
Inventory	1,107	1,053
Other current assets	4,236	4,406
Total current assets	135,676	138,207
Non-marketable investments	13,859	14,474
Deferred income taxes	737	750
Property and equipment, net	59,719	60,528
Operating lease assets	0	8,837
Intangible assets, net	2,220	2,063
Goodwill	17,888	17,943
Other non-current assets	2,693	2,547
Total assets	$232,792	$245,349
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,378	$3,710
Accrued compensation and benefits	6,839	5,072
Accrued expenses and other current liabilities	16,958	19,382
Accrued revenue share	4,592	4,318
Deferred revenue	1,784	1,667
Income taxes payable, net	69	761
Total current liabilities	34,620	34,910
Long-term debt	4,012	4,066
Deferred revenue, non-current	396	391
Income taxes payable, non-current	11,327	11,605
Deferred income taxes	1,264	1,282
Operating lease liabilities	0	8,206
Other long-term liabilities	3,545	1,417
Total liabilities	55,164	61,877
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 695,556 (Class A 299,242, Class B 46,636, Class C 349,678) and 694,782 (Class A 299,444, Class B 46,527, Class C 348,811) shares issued and outstanding	45,049	46,532
Accumulated other comprehensive loss	(2,306)	(1,780)
Retained earnings	134,885	138,720
Total stockholders’ equity	177,628	183,472
Total liabilities and stockholders’ equity	$232,792	$245,349

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2018	2019
Revenues	$31,146	$36,339
Costs and expenses:
Cost of revenues	13,467	16,012
Research and development	5,039	6,029
Sales and marketing	3,604	3,905
General and administrative	1,403	2,088
European Commission fine	0	1,697
Total costs and expenses	23,513	29,731
Income from operations	7,633	6,608
Other income (expense), net	2,910	1,538
Income before income taxes	10,543	8,146
Provision for income taxes	1,142	1,489
Net income	$9,401	$6,657

Basic earnings per share of Class A and B common stock and Class C capital stock	$13.53	$9.58
Diluted earnings per share of Class A and B common stock and Class C capital stock	$13.33	$9.50

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions; unaudited)

	Three Months Ended
	March 31,
	2018	2019
Operating activities
Net income	$9,401	$6,657
Adjustments:
Depreciation and impairment of property and equipment	1,791	2,416
Amortization and impairment of intangible assets	195	197
Stock-based compensation expense	2,457	2,769
Deferred income taxes	(18)	(73)
Gain on debt and equity securities, net	(2,992)	(1,081)
Other	(257)	22
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	1,700	1,172
Income taxes, net	782	1,068
Other assets	(241)	(265)
Accounts payable	122	(425)
Accrued expenses and other liabilities	(1,142)	(229)
Accrued revenue share	(286)	(147)
Deferred revenue	130	(81)
Net cash provided by operating activities	11,642	12,000
Investing activities
Purchases of property and equipment	(7,299)	(4,638)
Proceeds from disposals of property and equipment	30	34
Purchases of marketable securities	(8,849)	(20,883)
Maturities and sales of marketable securities	9,351	21,006
Purchases of non-marketable investments	(327)	(907)
Maturities and sales of non-marketable investments	498	99
Acquisitions, net of cash acquired, and purchases of intangible assets	(1,250)	(99)
Net cash used in investing activities	(7,846)	(5,388)
Financing activities
Net payments related to stock-based award activities	(1,158)	(1,175)
Repurchases of capital stock	(2,173)	(3,025)
Proceeds from issuance of debt, net of costs	4,691	315
Repayments of debt	(3,378)	(345)
Proceeds from sale of subsidiary shares	0	47
Net cash used in financing activities	(2,018)	(4,183)
Effect of exchange rate changes on cash and cash equivalents	165	18
Net increase in cash and cash equivalents	1,943	2,447
Cash and cash equivalents at beginning of period	10,715	16,701
Cash and cash equivalents at end of period	$12,658	$19,148

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures (in millions, except percentages, share amounts which are reflected in thousands and per share amounts, unaudited)

We provide non-GAAP consolidated results excluding certain charges because they allow investors to make meaningful comparisons between Alphabet's recurring core business operating results and those of other companies, as well as providing Alphabet's management with an important tool for financial and operational decision making and for evaluating Alphabet's own recurring core business operating results over different periods of time.

Three Months Ended March 31, 2019
Operating income (GAAP)	$6,608
Add: European Commission (EC) fine*	1,697
Operating income, excluding the EC fine (Non-GAAP)	$8,305

Operating margin (GAAP)	18%
Operating margin, excluding the EC fine (Non-GAAP)	23%

Net income (GAAP)	$6,657
Add: EC fine, net of the foreign exchange gain*	1,682
Net income, excluding the EC fine (Non-GAAP)	$8,339

Diluted net income per share (GAAP)	$9.50
Diluted net income per share, excluding the EC fine (Non-GAAP)	$11.90
Shares used in diluted per share calculation (in thousands)	700,879
*There is no tax effect as this charge is not tax deductible.

Non-GAAP operating income: we define non-GAAP operating income as operating income excluding certain charges.

Non-GAAP operating margin: we define non-GAAP operating margin as non-GAAP operating income divided by revenues.

Non-GAAP net income and diluted EPS: We define non-GAAP net income as net income excluding certain charges, less the related tax effects as applicable and non-GAAP diluted EPS as net income excluding certain charges, less the related tax effects as applicable, divided by total weighted average outstanding shares, on a fully-diluted basis.

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Three Months Ended March 31, 2019
Net cash provided by operating activities	$12,000
Less: purchases of property and equipment	(4,638)
Free cash flow	$7,362
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions; unaudited):
We provide non-GAAP constant currency revenues and growth because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements and hedging activities, which are not indicative of our core operating results.

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2019
	YoY (using Q1'18's FX rates)	QoQ (using Q4'18's FX rates)
EMEA revenues (GAAP)	$11,791	$11,791
Exclude foreign exchange effect on Q1'19 revenues using Q1'18 rates	762	N/A
Exclude foreign exchange effect on Q1'19 revenues using Q4'18 rates	N/A	40
Exclude hedging effect recognized in Q1'19	(123)	(123)
EMEA constant currency revenues (non-GAAP)	$12,430	$11,708
Prior period EMEA revenues, excluding hedging effect (non-GAAP)	$10,691	$12,251
EMEA revenue growth (GAAP)	13%	(5)%
EMEA constant currency revenue growth (non-GAAP)	16%	(4)%

APAC revenues (GAAP)	$6,112	$6,112
Exclude foreign exchange effect on Q1'19 revenues using Q1'18 rates	199	N/A
Exclude foreign exchange effect on Q1'19 revenues using Q4'18 rates	N/A	(66)
Exclude hedging effect recognized in Q1'19	(16)	(16)
APAC constant currency revenues (non-GAAP)	$6,295	$6,030
Prior period APAC revenues, excluding hedging effect (non-GAAP)	$4,819	$6,031
APAC revenue growth (GAAP)	27%	1%
APAC constant currency revenue growth (non-GAAP)	31%	0%

Other Americas revenues (GAAP)	$1,904	$1,904
Exclude foreign exchange effect on Q1'19 revenues using Q1'18 rates	192	N/A
Exclude foreign exchange effect on Q1'19 revenues using Q4'18 rates	N/A	(1)
Exclude hedging effect recognized in Q1'19	2	2
Other Americas constant currency revenues (non-GAAP)	$2,098	$1,905
Prior period Other Americas revenues, excluding hedging effect (non-GAAP)	$1,731	$2,201
Other Americas revenue growth (GAAP)	10%	(13)%
Other Americas constant currency revenue growth (non-GAAP)	21%	(13)%

United States revenues (GAAP)	$16,532	$16,532
United States revenue growth (GAAP)	17%	(11)%

Revenues (GAAP)	$36,339	$36,339
Constant currency revenues (non-GAAP)	$37,355	$36,175
Prior period revenues, excluding hedging effect (non-GAAP)	$31,385	$39,152
Revenue growth (GAAP)	17%	(7)%
Constant currency revenue growth (non-GAAP)	19%	(8)%
Non-GAAP constant currency revenues and growth: We define non-GAAP constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and hedging activities, and we use it to determine the constant currency revenue growth on year-on-year and quarter-on-quarter bases. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging effect recognized in the current quarter. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter non-GAAP constant currency revenues over prior period revenues, excluding any hedging effect recognized in the prior period.

Other income (expense), net
The following table presents our other income (expense), net (in millions, except for EPS; unaudited):

	Three Months Ended
	March 31,
	2018	2019
Interest income	$399	$522
Interest expense	(30)	(35)
Foreign currency exchange gain (loss), net	(24)	74
Loss on debt securities, net	(39)	(2)
Gain on equity securities, net(1)(2)	3,031	1,083
Performance fees(3)	(632)	(117)
Loss and impairment from equity method investments, net	(7)	(40)
Other	212	53
Other income (expense), net	$2,910	$1,538

(1)
The $1.1 billion gain on equity securities for Q1 2019 includes $1.0 billion of net unrealized gains on equity investments that we hold and which may not ultimately be realized. Fluctuations in the value of these investments could contribute to the volatility of other income (expense), net (OI&E) in future periods.

(2)
ASU 2016-01, effective January 1, 2018, requires that all gains and losses, unrealized and realized, on equity security investments are recognized in OI&E. For Q1 2019, the net effect of the gain on equity securities of $1.1 billion and the performance fees of $117 million increased income tax, net income, and diluted EPS by $203 million, $763 million, and $1.09 respectively.

(3)
Performance fees were reclassified for the prior period from general and administrative expenses to OI&E to conform with current period presentation. Additional information on the reclassification can be found in our blog post on April 15, 2019 and our Q1 2019 10-Q.

Segment results
The following table presents our revenues, operating income (loss), stock-based compensation (SBC), capital expenditures, and depreciation, amortization, and impairment by segment (in millions, unaudited):

	Three Months Ended
	March 31,
	2018	2019
Revenues:
Google	$30,996	$36,169
Other Bets	150	170
Total revenues	$31,146	$36,339

Operating income (loss):
Google	$8,368	$9,325
Other Bets	(571)	(868)
Reconciling items(1)	(164)	(1,849)
Total income from operations	$7,633	$6,608

Stock-based compensation(2):
Google	$2,304	$2,612
Other Bets	112	123
Reconciling items(1)	41	34
Total stock-based compensation	$2,457	$2,769

Capital expenditures:
Google	$7,669	$4,534
Other Bets	55	59
Reconciling items(3)	(425)	45
Total capital expenditures	$7,299	$4,638

Depreciation, amortization, and impairment:
Google	$1,901	$2,529
Other Bets	85	84
Total depreciation, amortization, and impairment	$1,986	$2,613

(1)
Reconciling items are primarily comprised of the European Commission fine for the three months ended March 31, 2019 as well as corporate administrative costs and other miscellaneous items that are not allocated to individual segments for all periods presented. Performance fees previously included in reconciling items were reclassified for the prior period from general and administrative expenses to other income (expense), net to conform with current period presentation.

(2)	For purposes of segment reporting, SBC represents awards that we expect to settle in Alphabet stock.

(3)
Reconciling items are related to timing differences of payments, as segment capital expenditures are on an accrual basis while total capital expenditures shown on the Consolidated Statements of Cash Flows are on a cash basis, and other miscellaneous differences.